SEVERANCE AND CONSULTING AGREEMENT AND RELEASE


        THIS SEVERANCE AND CONSULTING AGREEMENT AND RELEASE (the
"Agreement") is made and entered into as of the 30th day of November, 2000, by and between Glenn Cockburn ("Cockburn") and Cooker
Restaurant Corporation, an Ohio corporation ("CRC").

                                WITNESSETH:

        WHEREAS, Cockburn 's employment by CRC shall be terminated effective November 30, 2000 and Cockburn shall receive severance payment from CRC in connection with such termination; and

        WHEREAS, in consideration for the severance payment from CRC, Cockburn desires to release CRC from claims relating to his employment and termination; and

        WHEREAS, following termination of Cockburn 's employment, CRC desires to engage Cockburn as an independent contractor to render consulting services to CRC as described in greater detail in this Agreement, and Cockburn desires to render such consulting services on the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

        1.      Termination of Employment; Severance Payment.
                ---------------------------------------------

                a. Cockburn 's employment with CRC and his service on the board of directors of CRC shall be terminated effective
November 30, 2000. For all purposes, including employee benefit plan purposes, Cockburn's service with CRC shall be treated as ending on November 30, 2000. Cockburn hereby resigns a s a director of CRC effective November 30, 2000.

                b. CRC agrees to pay or provide to Cockburn as consideration for the execution hereof (the "Severance Consideration") the following:

                i. A Consulting Agreement with CRC on the terms set forth below.

                ii. Cockburn shall continue to participate in the CRC Bonus Plan, a copy of which is attached hereto as Exhibit A, for one year from the execution hereof, with the bonus payment for the second half of 2001 to be pro-rated on a per diem basis;

                iii.    Cockburn shall be entitled to continue to use the



        Exhibit 10.30-Pg. 1




                        company automobile currently used by him until the earlier of: (a) six months from the execution hereof; or (b) the expiration of the current lease for such automobile.

                iv. Cockburn may retain the use of the cellular telephone at CRC's expense until December 31, 2000.

                v. Cockburn shall have the right pursuant to COBRA to continue individual participation in the CRC's health insurance plan for eighteen (18) months after the execution hereof at CRC's expense, but shall not be eligible for Exec-U-Care payments. However CRC will pay up to $3,750 in the aggregate of non-covered medical expenses incurred by Cockburn during such eighteen month period.

                vi. CRC shall convey to Cockburn by bill of sale, at no cost to Cockburn, the desk, chair, and desktop personal computer in Cockburn's office at CRC, but not the laptop personal computer which Cockburn has been using.

                vii. Cockburn shall be permitted to purchase and CRC shall sell to Cockburn the Squirrel point-of-sale system from CRC for the sum of One Dollar
                        ($1.00).

                viii. Cockburn's currently vested options to purchase shares of CRC stock shall be and are hereby amended to become non-qualified options for the same number of shares and at the same exercise price as the current options which will not expire by reason of the termination of his employment with CRC. If CRC offers its employees generally the opportunity to exchange their current options for options with a lower exercise price, Cockburn shall be given the opportunity to exchange his options on the same basis as CRC employees.


But for this Agreement, Cockburn would not be entitled to the Severance Payment.

        2. Release. The following releases apply only to matters which occurred prior to or on the date of execution hereof, and are not intended to release claims arising from events or actions which occur after the execution hereof:

                a. For the consideration set forth in Section 1(b), Cockburn agrees to release CRC, each of its subsidiaries and affiliates, and each of their officers, directors, successors, assigns, agents and employees from any and all claims or causes of action that he may now have, or know about, or which he may hereafter learn about, arising from or during his employment or resulting from the termination of his employment by CRC or relating in any way to events, occurrences, conducts, matters, causes or things that arose or



        Exhibit 10.30-Pg. 2



occurred prior to or on the execution hereof. Cockburn agrees that he will not file any claim, charge or lawsuit for the purpose of obtaining any monetary award above and beyond the amounts provided for in this Agreement, or for reinstatement of his employment or for any equitable relief.

                b. As a material inducement to enter into this Agreement, and for good and valuable consideration described herein, Cockburn , for him and for his spouse and family, heirs, executors, administrators, personal representatives, any future estate(s), and assigns (collectively "Releasors"), hereby irrevocably and unconditionally releases and forever discharges CRC, its past and present owners, stockholders, assigns, agents, directors, officers, trustees, employees, representatives, attorneys, and its divisions, parent companies, affiliates, successors and predecessors, (and the past, present and future agents, directors, officers, employees, shareholders, representatives and attorneys of the above), and the heirs, assigns, partners, officers, directors, shareholders, employees, or agents of each of the aforementioned individuals or entitles and all persons acting, by, through, under, or in concert with any of them (collectively "Releasees"), in their personal, individual, official, and/or corporate capacities, from any and all claims, liabilities, promises, controversies, damages, actions, causes of action, suits, charges, investigations, demands, costs, losses, debts and expenses of any kind or nature whatsoever, whether based in tort, fraud, contract, statute, common law, or any other legal theory and whether Cockburn possesses them now or may possess them in the future arising from and relating to Cockburn 's employment with CRC, specifically including, but not limited to, (1) all claims of employment discrimination based on race, color, religion, sex, and national origin, as provided under Title VII of the Civil Rights at of 1964, as amended, or any Executive Order, (2) all claims arising under the Age Discrimination in Employment Act, as amended, 29 U.S.C.
Sec. 621 et al. (ADEA), or under any other federal, state, local or common law, statutes, ordinances, directives, regulations, or orders (including any Executive Order) prohibiting or addressing discrimination on account of age including the present effects of past acts; (3) claims under the Older Workers' Benefit Protection Act ("OWBPA"), (4) all claims of discrimination based on handicap or disability under the Americans with Disabilities Act, (5) all claims of employment discrimination under any state or local statute, law or ordinance, (6) all claims for retaliation or reprisal of any nature whatever, including any reprisal claim under ADEA, (7) slander, (8) defamation, (9) tortious interference with contract, (10) public policy tort, (11) abusive discharge, (12) wrongful discharge, (13) civil conspiracy, (14) invasion of privacy, (15) workers' compensation benefits, (16) personal injury of any nature, and (17) claims arising under any federal, state, local or common law, including the Fair Labor Standard Act, statute, ordinance, regulation, directive, or order (including any Executive Order) regulating or addressing wages and hours of employment or other terms and conditions of employment, whether suspected or unsuspected, whether known or unknown, whether specifically mentioned herein or not, which may exist or might be claimed to exist, and claims which Cockburn now has, or claims to have, or which Cockburn at anytime heretofore had, or claimed to have against each or any of the Releasees. Cockburn expressly acknowledges that this is a final and general release.

                c. Cockburn further covenants and agrees never to institute, directly or indirectly, or participate as a party in any action or proceeding of any kind against CRC or its subsidiaries, successors, assigns, agents, shareholders, officers and directors, attorneys, or any of the Releasees identified relating to or arising out of the employment relationship between CRC and Cockburn.




        Exhibit 10.30-Pg. 3




                d. Cockburn understands that the release contained herein is a general release, and represents that he has been advised by his counsel of the legal and practical effect of a general release, and recognizes that he is executing and delivering this release, intending thereby to be legally bound by the terms and provisions thereof, of his own free will, without promises or threats or the exertion of duress. Cockburn acknowledges that he has had adequate time and opportunity to review it, have it explained to him, and understands its provisions.

                e. This release shall not waive, compromise, preclude or prejudice Cockburn's right to seek contribution, indemnity and a defense from CRC should Cockburn ever be the subject of a lawsuit or claim brought by another against him for any acts or omissions committed by him during the course and scope of his employment by CRC.

                f. Cockburn affirms that he has carefully read all of the provisions in this Agreement, that he understands all of the terms hereof, that this Agreement has been fully explained to him by his counsel, that he fully understands its final and binding effect, and that he, of his own volition, signs this Agreement after consultation with and upon the advice of counsel.

        3.      Engagement as Consultant.
                -------------------------

                a. Effective December 1, 2000, CRC hereby retains and engages Cockburn for a term of eighteen (18) months to render to CRC consulting services on an as-requested basis with respect to CRC's recipes, kitchen operations or such other matters as CRC may request from time to time. Cockburn hereby accepts such engagement and agrees to render such consulting services as are reasonably requested by CRC from time to time until termination of this engagement, all upon the terms and conditions herein set forth.

                b. It is understood that Cockburn is to act as a consultant and adviser to CRC, and after November 30, 2000 shall not be an employee, agent of, or co-venturer with CRC in any respect. Cockburn shall have no right, authority, or power to act for or on CRC's behalf. The relationship between CRC and Cockburn shall be that of independent contractor.

                c. In consideration of the execution hereof and performance by Cockburn of his obligations under Section 1(a) above, CRC agrees to pay Cockburn, or to his estate in the event of his death, a consulting fee of $13,333.33 per month, payable monthly in arrears for eighteen (18) months, payable on or before the first Tuesday in the following month. Such payments shall not be terminated or affected by Cockburn's death.

                d. CRC acknowledges that payment of the consulting fees provided for in this section is a material provision of this agreement, and failure to pay such fees would constitute a material breach of this agreement by CRC.


        4. Noncompetion; Nonsolicitation. Cockburn covenants that, for a period of eighteen months from the execution hereof:




        Exhibit 10.30-Pg. 4



                a.      He will not be employed as an employee,
consultant, or otherwise by any person, corporation or other entity which operates four (4) or more casual dining restaurants, any one (1) of which is located in a city in which CRC operates a restaurant.

                b. He will not, otherwise than on behalf of CRC or any subsidiary or any entity controlled, directly or indirectly, by CRC (collectively, the "CRC Group"), solicit the employment of any person, or induce or advise any person to leave the employ of any member of the CRC Group, if such person is, as of the date of such solicitation, inducement or advisement, employed on a full- or part-time basis by any member of the CRC Group.

        5.      Confidentiality.
                ----------------

        a. Cockburn covenants that from and after the date hereof he will keep confidential from third parties all Confidential Information (as defined below) of the CRC Group which is known to him and, except with the specific prior written consent of CRC or as required to be disclosed by law or the order of any agency, court or other governmental authority, not disclose any Confidential Information to any person except members of the CRC Group and their employees, accountants, counsel and other designated representatives, and except any restaurant owned and operated by any person, corporation or other entity controlled by you which operates fewer than four (4) restaurants, none of which are located in a city in which CRC operates a restaurant. "Confidential Information" of the CRC Group means all know-how, trade secrets and other confidential or nonpublic information prepared for, by or on behalf of, or in the possession of, any member of the CRC Group, including without limitation (i) nonpublic proprietary information, including recipes, operating procedures, layouts, and designs; (ii) other information derived from reports, investigations, research, studies, work in progress, codes, marketing, sales or service programs, capital expenditure projects, cost summaries, equipment, produce or system designs or drawings, pricing or other formulae, contract analyses, financial information, projections, customer lists, agreements with vendors, joint venture agreements, confidential filings with any agency, court or other governmental authority; and (iii) all other concepts, methods, techniques and processes of doing business or developing ideas or information that can be used in the operation of a business or other enterprise and is sufficiently valuable, or potentially valuable, and secret to afford an actual or potential economic advantage over others. Confidential Information of the CRC Group does not include any information that currently is generally available to and generally known by the public or, through no fault of Cockburn or any other person who has a fiduciary or contractual obligation not to disclose such information, hereafter becomes generally available to and generally known by the public.

                b. Cockburn hereby acknowledges and agrees that this Agreement is confidential, and this confidentiality provision is a material term of this Agreement. Except as required by legal process, the parties agree that they will not disclose, publicize, or discuss this Agreement or any of its terms or conditions with anyone, except a spouse, if any, attorney, and/or accountant. In the event Cockburn discloses this Agreement or any of its terms or conditions to his spouse, attorney, and/or accountant, it shall be Cockburn 's duty, responsibility and obligation to advise said individual(s) of the confidential nature of this Agreement and direct them not to disclose, publicize, or discuss this Agreement or any of its terms and conditions with anyone else.



        Exhibit 10.30-Pg. 5



        6. Injunction. Cockburn acknowledges and agrees that, in the event of a material breach of Section 4 or 5 hereof by Cockburn , CRC and the other members of the CRC Group would be irreparably harmed and that monetary damages would be an inadequate remedy in favor of CRC and the other members of the CRC Group. Accordingly, Cockburn and CRC agree that in the event of such a breach, CRC and the other members of the CRC Group shall be entitled to injunctive relief, in addition to and not in lieu of any other rights and remedies available to CRC or the other members of the CRC Group, against Cockburn .

        7.      Termination; Effect of Termination.
                -----------------------------------

                a. In the event of a material breach of this Agreement by Cockburn which remains uncured ten days after notice from CRC to Cockburn , CRC shall be entitled, in addition to any remedy available to it at law or in equity, to terminate this Agreement and all payments hereunder.

                b. Cockburn understands and agrees that if he files any claim, charge or lawsuit against CRC seeking payment of any money or benefits in connection with his previous employment with CRC or in connection with his engagement as a consultant hereunder in excess of the amounts provided hereunder, or seeking any equitable relief in connection with his previous employment with CRC or in connection with his engagement as a consultant hereunder, CRC may discontinue the payment of the payments provided for herein and may institute an action to recover any portion of the Severance Payment already paid under this Agreement.

                c. In the event of a breach of this Agreement by CRC, Cockburn shall be entitled, in addition to any remedy available to him at law or in equity, to terminate this Agreement upon written notice to CRC.

                d. Upon termination of this Agreement pursuant to this Section 7, Cockburn shall be entitled to receive compensation for consulting services accrued but unpaid through the effective date of termination.

                e. Notwithstanding anything contained herein to the contrary, Cockburn acknowledges and agrees that his obligations described in Sections 2, 4 and 5 of this Agreement shall survive the termination of this Agreement.

        8. Consideration Period. Cockburn acknowledges that he has been advised to consult with an attorney or other advisor of his choice prior to signing this Agreement and that he has been given a period of at least twenty-one (21) days in which to consider this Agreement. Cockburn acknowledges that, in considering whether to enter into this Agreement, he has not relied upon any representation or statement, written or oral, not set forth in this Agreement and that he has not been threatened or coerced into signing this Agreement by any official or representative of CRC. Cockburn acknowledges that he has read the Agreement carefully, fully understands its terms, consequences and the effect of it, and voluntarily enters into and accepts the terms of this Agreement.



        Exhibit 10.30-Pg. 6



        9. Revocation Period. Cockburn understands that this Agreement may be revoked by him at any time during the seven (7) day period beginning on the date on which he has executed it. This Agreement shall not become effective and Cockburn shall receive no payment of any amount to which he may be entitled under the terms of this Agreement until such period has expired. If this Agreement shall not be revoked as permitted hereunder, CRC shall make the Severance Payment set forth in Section 1(b) hereof.

        10. Severability: Headings. In the event that any provision of this Agreement is declared invalid or unenforceable, such invalidity or unenforceability shall in no way effect the validity or enforceability of any other provision. The clauses and provisions of this Agreement that are deemed to be invalid or unenforceable shall be limited so that they shall remain in effect to the extent permitted by law. The headings herein are for reference purposes only and are not intended in any way to describe, interpret, define, or limit the extent or intent of this Agreement or any part hereof.

        11. Modification. No modification, amendment, or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement, and signed by each of the parties hereto.

        12. Successors and Assigns. The rights and obligations of CRC hereunder shall be binding upon and run in favor of the successors and assigns of CRC. The rights and obligations of Cockburn hereunder shall be binding upon and run in favor of the heirs, successors, assigns, and legal or personal representatives of Cockburn . Cockburn may not assign, transfer, or otherwise dispose of any of his rights or obligations without the prior written consent of CRC, other than by will or intestate succession upon his death.

        13. Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized, overnight courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by facsimile (followed with a copy sent by courier or registered or certified mail) to the parties at the following addresses (or at such address for a party as shall be specified by notice hereunder):

        To CRC:

        Cooker Restaurant Corporation
        5500 Village Boulevard
        West Palm Peach, FL 33407-1961
        Attention: Mark Mikosz, Chief Financial Officer
        Telephone: (561) 616-2309
        Fax: (561) 615-0985

        with a copy to:

        Boult, Cummings, Conners & Berry PLC
        Attn. Davis H. Carr
        414 Union St., Ste. 1600
        P.O. Box 198062
        Nashville, TN 37219
        Telephone: (615) 252-2319
        Fax: (615) 252-6319




        Exhibit 10.30-Pg. 7



        To Cockburn :

        Glenn Cockburn
        8641 Somerset Island Way
        Jupiter, FL  33458
        Telephone: 561-745-0821
        Fax: 561-745-7903

        with a copy to:

        Gregg Shavitz, P.A.
        20283 State Rd. 7, Suite 400
        Boca Raton, FL  33498
        Telephone: 561-864-2388
        Fax: 561-864-2399

All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by nationally recognized overnight courier, on the business day following dispatch, (c) in the case of mailing, on the fifth business day following such mailing, and
(d) in the case of a facsimile, when the party receiving such facsimile shall have confirmed receipt of the communication (or when the copy sent by courier or registered or certified mail shall have been deemed to have been received pursuant to clause (a), (b), or
(c)).

        14. Entire Agreement: Governing Law. This Agreement shall constitute the entire Agreement between the parties with respect to the subject matter hereof and shall be governed by the laws of the State of Tennessee without regard to the principles of conflict of laws thereof.

        15. Prevailing Party. In the event of any dispute that results in a suit or other legal proceeding to construe or enforce any provision of this Agreement or because of an alleged breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the parties agree that the prevailing party (in addition to all other amounts and relief to which such party may be entitled) shall be entitled to recover reasonable attorneys' fees and other costs incurred in any action or proceeding.

        16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original hereof, but all of which together shall constitute one agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.



        Exhibit 10.30-Pg. 8



                         ACKNOWLEDGMENT OF RECEIPT
                         -------------------------

        I acknowledge that this Severance and Consulting Agreement and Release (the "Agreement") was given to me by the Company on the date set forth below, and that I have twenty-one (21) days from such date to decide whether to sign this Agreement. I understand that if I elect not to sign the Agreement, I will receive no payment from the Company because of the termination of my employment. I have been advised by the Company to consult with an attorney of my choice before signing this Agreement. I understand that by signing this Acknowledgment, I am not agreeing to any terms of the Agreement or giving up any rights that I may have.

        DATED this 14th day of January, 2001.

				RECEIPT ACKNOWLEDGED:


                                /s/Glenn Cockburn
                                -------------------------------
                                GLENN COCKBURN


                                COOKER RESTAURANT CORPORATION


                                By: /s/Mark W. Mikosz
                                   ----------------------------
                                Name: Mark W. Mikosz
                                     --------------------------
                                Title: Vice President CFO
                                      -------------------------
                                Date:       1-15-01
                                     --------------------------

                                EXECUTION:


                                /s/Glenn Cockburn
                                -----------------
                                GLENN COCKBURN
                                Dated: 1-14-01
                                      --------



        Exhibit 10.30-Pg. 9